Exhibit 99.1

Diodes Incorporated Raises First Quarter 2012 Revenue Guidance

Plano, Texas – March 8, 2012 – Diodes Incorporated (Nasdaq: DIOD), a leading global manufacturer and supplier of high-quality application specific standard products within the broad discrete, logic and analog semiconductor markets, today stated that it is raising its revenue guidance for the first quarter of 2012 to $140 million to $148 million from its previous guidance of $138 million to $148 million. The Company is maintaining its gross margin guidance at 25 percent, plus or minus 2 percent; its operating expense guidance at approximately flat with fourth quarter on a dollar basis; its income tax rate guidance between 17 and 23 percent and its guidance on shares used to calculate GAAP EPS for the first quarter at approximately 47.2 million.

About Diodes Incorporated

Diodes Incorporated (Nasdaq: DIOD), a Standard and Poor’s SmallCap 600 and Russell 3000 Index company, is a leading global manufacturer and supplier of high-quality application specific standard products within the broad discrete, logic and analog semiconductor markets. Diodes serves the consumer electronics, computing, communications, industrial, and automotive markets. Diodes’ products include diodes, rectifiers, transistors, MOSFETs, protection devices, functional specific arrays, single gate logic, amplifiers and comparators, Hall-effect and temperature sensors; power management devices, including LED drivers, DC-DC switching and linear voltage regulators, and voltage references along with special function devices, such as USB power switches, load switches, voltage supervisors, and motor controllers. The Company’s corporate headquarters, logistics center, and Americas’ sales office are located in Plano, Texas. Design, marketing, and engineering centers are located in Plano; San Jose, California; Taipei, Taiwan; Manchester, England; and Neuhaus, Germany. The Company’s wafer fabrication facilities are located in Kansas City, Missouri and Manchester, with two manufacturing facilities located in Shanghai, China, another in Neuhaus, and two joint venture facilities located in Chengdu, China. Additional engineering, sales, warehouse, and logistics offices are located in Fort Worth, Texas; Taipei; Hong Kong; Manchester; and Munich, Germany, with support offices located throughout the world. For further information, including SEC filings, visit the Company’s website at http://www.diodes.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Any statements set forth above that are not historical facts are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such statements include statements regarding our expectation that: the Company is raising its revenue guidance for the first quarter of 2012 to $140 million to $148 million from its previous guidance of $138 million to $148 million; the Company is maintaining its gross margin guidance at 25 percent, plus or minus 2 percent; its operating expense guidance at approximately flat with fourth quarter on a dollar basis; its income tax rate guidance between 17 and 23 percent and its guidance on shares used to calculate GAAP EPS for the first quarter at approximately 47.2 million. Potential risks and uncertainties include, but are not limited to, such factors as: we may not be able to maintain our current growth strategy or continue to maintain our current performance, costs and loadings in our manufacturing facilities; risks of domestic and foreign operations, including excessive operation costs, labor shortages and our joint venture prospects; unfavorable currency exchange rates; our future guidance may be incorrect; the global economic weakness may be more severe or last longer than we currently anticipated; and other information detailed from time to time in the Company’s filings with the United States Securities and Exchange Commission.

Recent news releases, annual reports, and SEC filings are available at the Company’s website: http://www.diodes.com. Written requests may be sent directly to the Company, or they may be e-mailed to: diodes-fin@diodes.com.

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Company Contact: Diodes Incorporated Laura Mehrl Director of Investor Relations P: 972-385-4492 E: laura_mehrl@diodes.com	Investor Relations Contact: Shelton Group Leanne K. Sievers EVP, Investor Relations P: 949-224-3874 E: lsievers@sheltongroup.com